                                                                    EXHIBIT 10.3

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement ("AGREEMENT"), dated as of February 6, 2009, is between each of the undersigned principal shareholders of First Company, a Wyoming corporation (each a "SHAREHOLDER") and collectively, the "SHAREHOLDERS"), on their own behalf and on behalf of a Wyoming limited liability company to be formed by or for the benefit of the Shareholders (the "LLC"), and Glacier Bancorp, Inc., a Montana corporation ("GBCI"), and will be effective upon the closing of the Transaction (defined below) (the "EFFECTIVE DATE"). Each Shareholder and the LLC is an "INDEMNIFYING PARTY" and collectively all of the Shareholders and the LLC are referred to herein as the "INDEMNIFYING PARTIES".

                                    RECITALS

A. The Shareholders are the principal shareholders of First Company, a Wyoming corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "COMPANY").

B. GBCI, the Company and First National Bank and Trust, a national banking association and wholly-owned subsidiary of the Company (the "BANK"), have entered into a Plan and Agreement of Merger dated as of February 6, 2009 (the "MERGER AGREEMENT"), pursuant to which the Company will be merged with and into GBCI, and the Bank will become a wholly owned subsidiary of GBCI (the "TRANSACTION"). The Company and Shareholders intend for federal income tax purposes that the Transaction will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "IRC"), and GBCI has agreed to report the Transaction for federal income tax purposes as such a reorganization pursuant to Section 10 of the Merger Agreement (the "POST-CLOSING COVENANT"). As the owners of approximately 95% of the Company's outstanding shares of capital stock, the Shareholders will derive a significant benefit from the Transaction.

C. In connection with and as a condition to the consummation of the Transaction, the Company will make certain Pre-Closing Distributions and distribute certain Excluded Assets (including the Loan Participations) as set forth in the Merger Agreement.

D. The LLC will be organized by the Shareholders or their designee(s) for purposes of receiving certain of the Pre-Closing Distributions and holding certain Excluded Assets. Prior to and as a condition to Closing, this Agreement shall be duly authorized, executed and delivered by the LLC.

E. As a material inducement to GBCI's execution of the Merger Agreement and as a condition to the closing of the Transaction pursuant to Section 5.2.3 of the Merger Agreement, the Indemnifying Parties have agreed to jointly and severally indemnify GBCI, its subsidiaries (including the Bank), affiliates, and their respective employees, officers and directors, attorneys, and agents (collectively, "GBCI PARTIES") with respect to the Loan Participations, such Pre-Closing Distributions and Excluded Assets as set forth in this Agreement. Further, the Indemnifying Parties have agreed to jointly and severally indemnify the GBCI Parties with respect to the Post-Closing Covenant, the Bank's sale of that certain mortgage loan servicing portfolio to Coastal States Mortgage Corporation and certain pending litigation as set forth herein.

F. Capitalized terms not defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

                                    AGREEMENT

1.  INDEMNITY.

     1.1. From and after the Effective Date, the Indemnifying Parties shall jointly and severally indemnify, defend and hold harmless the GBCI Parties against any and all claims, demands, losses, costs, obligations, liabilities, settlement payments, awards, judgments, taxes, fines, penalties, damages, expenses (including reasonable attorneys' fees and costs), deficiencies or other claims of any kind (collectively, "CLAIMS") incurred by any GBCI Party arising from or in any way related to:

          (a) any acts or omissions of First Company, the Bank, or their affiliates relating to the Excluded Assets, the Pre-Closing Distributions, the Loan Participations or any other transfers of First Company's assets undertaken in anticipation of the Transaction, whether through distribution, sale or otherwise;

          (b) GBCI's reporting of the Transaction as a reorganization under
Section 368(a)(1) of the IRC (excluding costs, expenses, filing fees or other fees relating to the preparation and filing of returns or informational filings in the ordinary course);

          (c) that certain Mortgage Servicing Purchase and Sale Agreement between the Bank and Coastal States Mortgage Corporation to be entered into pursuant to that certain Letter of Intent dated January 28, 2009, and accepted by the Bank on February 3, 2009; and

          (d) the Robert E. Musser Trust v. First National Bank and Trust lawsuit filed in Park County, Wyoming District Court Fifth Judicial District Civil Action No. 23962, or the allegations asserted therein or any other related Claims (the "LITIGATION CLAIMS"), to the extent such Litigation Claims are not fully paid by the Bank's insurance within a reasonable time after judgment or settlement, unless such failure to fully pay is based in material part upon any act or omission taken or failed to be taken by GBCI or the Bank, as applicable, or any of their agents, after the Closing of the Transaction; provided, however, that if, the Indemnifying Parties direct GBCI to pursue legal action against the Bank's insurance to recover any amounts, the Indemnifying Parties shall directly pay all costs and expenses, including attorney's fees, for such legal action, and, to the extent GBCI has been fully paid by the Indemnifying Parties for such Litigation Claims and any attorneys' fees or costs incurred by GBCI, any additional amounts recovered from the Bank's insurance pursuant to such legal action will be for the Indemnifying Parties' account.

     The Indemnifying Parties acknowledge and agree that, from and after the Effective date, the GBCI Parties shall not have any responsibility for or involvement in the management or disposition of the Excluded Assets, including any collection or settlement efforts with respect to the Loan Participations, and the Indemnifying Parties shall jointly and severally indemnify, defend and hold harmless the GBCI Parties against the same. If the Merger Agreement is terminated for any reason, this Agreement shall be void and of no effect.

     1.2 EXPENSE REIMBURSEMENT. The Indemnifying Parties further agree to reimburse all of any GBCI Party's actual expenses incurred in responding to legal process, including without limitation any subpoena, summons, deposition notice, governmental inquiry by an agency having or claiming to have jurisdiction arising from or in any way relating to the Excluded Assets, the Pre-Closing Distributions, or the Loan Participations ("REIMBURSEMENT EXPENSES"). Such Reimbursement Expenses shall include the reasonable attorney's fees and costs incurred in responding, together with a reimbursement of any expenses incurred as a result of any GBCI Party's employees having to devote time or energy in responding to legal process and shall be calculated in a manner to reflect the GBCI Party's actual expense. Such Reimbursement Expenses shall be invoiced to the Indemnifying Parties and paid within thirty (30) days thereafter.

2.  PROCEDURE.

     2.1. A GBCI Party seeking indemnification under this Agreement shall give the Indemnifying Parties prompt written notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to the claim for indemnification and shall include in such Claim Notice (if then known or estimable) the amount or the method of computation of the amount of such claim. The GBCI Party shall also promptly deliver to the Indemnifying Parties copies of all notices and documents (including court papers) received by the GBCI Party relating to such claim. The failure of any GBCI Party to give the Claim Notice or related documentation promptly as required by this Section 2.1 shall not affect such GBCI Party's rights under this Agreement except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnifying Parties.

     2.2. The GBCI Parties shall have the right to choose counsel to defend them, and the Indemnifying Parties shall pay all reasonable attorneys' fees, costs, and expenses (including without limitation, expert fees) of the defense of the GBCI Parties against any Claims (collectively, "DEFENSE COSTS"). Defense Costs shall include the assertion of any counterclaims, the assertion of Claims for declaratory relief, or other proceedings not strictly defensive in nature. The Indemnifying Parties shall pay Defense Costs on a current basis throughout the defense of the Claims until the Claims are fully and finally resolved: (i) by settlement; (ii) by a final judgment or decree of any court or other adjudicative body of competent jurisdiction; or (iii) by agreement of the GBIC Party and the Indemnifying Parties in writing. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

     2.3. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Claims. Neither the Indemnifying Parties nor a GBCI Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. After (i) any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or (ii) a settlement shall have been consummated, or (iii) the GBCI Party and the Indemnifying Parties shall arrive at a mutually binding agreement with respect to any separate matter alleged to be indemnified by the Indemnifying Parties hereunder, the GBCI Party shall forward to the Indemnifying Parties written notice of any sums due and owing by it with respect to such matter and the Indemnifying Parties shall pay all of the sums so owing to the GBCI Party by wire transfer, certified or bank cashier's check within thirty (30) days after the receipt of such notice.

3.  ENFORCEMENT.

     3.1. Reliance. The Indemnifying Parties confirm that each of them has agreed to enter into this Agreement to induce GBCI to execute the Merger Agreement, and that each is executing this Agreement as a condition to the consummate the Transaction, and acknowledges that GBCI is relying upon this Agreement in such regard.

     3.2. Expenses of Enforcement. If any GBCI Party successfully brings any action to enforce rights or to collect moneys due under this Agreement, the Indemnifying Parties will, jointly and severally, reimburse such GBCI Party for all of its reasonable fees and expenses in bringing and pursuing such action.

4.  MISCELLANEOUS.

     4.1. Non-Exclusivity of Rights. The rights conferred on the GBCI Parties by this Agreement are not exclusive of any other rights that GBCI may have under the Merger Agreement or applicable laws.

     4.2. Separability. Each provision of this Agreement is a separate and distinct agreement independent of others. If any provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions.

     4.3. Governing Law and Venue. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that federal law may govern certain matters. The parties must bring any legal proceeding arising out of this Agreement in Yellowstone County, Montana.

     4.4. Binding Effect. This Agreement is binding upon the Indemnifying Parties and each of their respective successors, heirs, executors and assigns, and inures to the benefit of the GBCI Parties and their respective successors and assigns.

     4.5. Amendment and Termination. No amendment, modification, termination, or cancellation of this Agreement is effective unless in writing signed by all parties hereto.

     4.6. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts (including by facsimile), each of which will be deemed an original, but all of which taken together will constitute one and the same document.

     4.7. Counsel Review. Each of the Indemnifying Parties acknowledges that it has had the opportunity to consult with independent counsel with respect to the negotiation, preparation and execution of this Agreement.

     4.8. Notices. Any notice or other document to be given under this Agreement will be in writing and will be delivered personally or sent by registered or certified mail or overnight Federal Express service, postage prepaid, addressed as follows or to such other address as a party may provide in writing:

          If to GBCI:                    Glacier Bancorp, Inc.
                                         49 Commons Loop
                                         Kalispell, Montana 59901
                                         Attn: Michael J. Blodnick, President
                                         and CEO

          If to an Indemnifying Party:   The address set forth opposite such
                                         Indemnifying Party's signature on the
                                         signature page hereto

                       (Signatures on the following page)

This Agreement has been executed as of the date first set forth above:

INDEMNIFYING PARTIES:

SHAREHOLDERS:

                                        Address:
-------------------------------------            -------------------------------
Richard S. Nelson
                                                 -------------------------------

                                        Address:
-------------------------------------            -------------------------------
Richard T. Nelson
                                                 -------------------------------

                                        Address:
-------------------------------------            -------------------------------
Robert A. Nelson
                                                 -------------------------------

                                        Address:
-------------------------------------            -------------------------------
Julie M. Sullivan
                                                 -------------------------------

                                        Address:
-------------------------------------            -------------------------------
Evelyn Jones
                                                 -------------------------------

                                        Address:
-------------------------------------            -------------------------------
Elsie Nelson
                                                 -------------------------------

GLACIER BANCORP, INC.


By
   ----------------------------------------
   Michael J. Blodnick, Its President & CEO